Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF THAT JURISDICTION.

THIS IS AN ANNOUNCEMENT UNDER RULE 2.4 OF THE CITY CODE ON TAKEOVERS AND MERGERS (THE “TAKEOVER CODE”) AND DOES NOT CONSTITUTE AN ANNOUNCEMENT OF A FIRM INTENTION TO MAKE AN OFFER UNDER RULE 2.7 OF THE TAKEOVER CODE AND THERE CAN BE NO CERTAINTY THAT ANY FIRM OFFER WILL BE MADE AS A RESULT OF THE FORMAL SALE PROCESS, NOR AS TO THE TERMS ON WHICH ANY OFFER MIGHT BE MADE.

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION.

FOR IMMEDIATE RELEASE

4 March 2024

Renalytix plc

(“Renalytix plc” or the “Company”)

Unsolicited Approach from Possible Strategic Acquiror, Launch of Formal Sale Process, and Update on Financing

Renalytix plc (NASDAQ: RNLX) (LSE: RENX), an artificial intelligence-enabled in vitro diagnostics company, focused on optimizing clinical management of kidney disease to drive improved patient outcomes and advance value-based care provides the following update in regard to an unsolicited approach from a possible strategic acquiror, launch of a Formal Sale Process, and its advanced financing activities.

Formal Sale Process

Renalytix has received an unsolicited approach from a large and well-capitalised publicly listed strategic diagnostics company, which is in the process of evaluating an acquisition of the entire issued, and to be issued, share capital of the Company.

Therefore, the Company has commenced a review of all available options, including a possible sale of the Company and/or its assets, and has commenced a formal sale process (as referred to in Note 2 on Rule 2.6 of the City Code on Takeovers and Mergers) (the “Formal Sale Process”). The Formal Sale Process will enable the Board and its advisers to conduct an orderly process and engage more widely with all potentially interested parties, with a view to optimising the outcome for Renalytix’s shareholders. It remains possible that, following completion of the Formal Sale Process, the Board will consider that Renalytix and its shareholders would be best served by alternative strategic options available to the Company, including by Renalytix continuing to trade on AIM and Nasdaq as an independent entity.

The Takeover Panel has granted a dispensation from the requirements of Rules 2.4(a), 2.4(b) and 2.6(a) of the Takeover Code such that any interested party participating in the Formal Sale Process will not be required to be publicly identified as a result of this announcement and will not be subject to the 28 day deadline referred to in Rule 2.6(a) of the Takeover Code for so long as it is participating in the Formal Sale Process.

The Board is working with and intends to appoint Stifel Nicolaus Europe Limited (“Stifel”) as Sole Financial Adviser and Rule 3 Adviser with respect to the Formal Sale Process and any offer for the Company that may be forthcoming.

Parties interested in submitting any expression of interest or other proposal relating to any strategic option for the Company, should contact Stifel via the contact details given below.

It is currently expected that any party interested in submitting any form of proposal for consideration within the Formal Sale Process will, at the appropriate time, be required to enter into a non-disclosure agreement and standstill arrangement with the Company on terms satisfactory to the Board and on the same terms, in all material respects, as other interested parties before being permitted to participate in the process. The Company then intends to provide such interested parties with certain information on its business, following which interested parties shall be invited to submit their proposals to Stifel. The Company will update the market in due course regarding timings for the Formal Sale Process. The Board reserves the right to alter any aspect of the process as outlined above or to terminate the process at any time and in such cases will make an announcement as appropriate. The Board also reserves the right to reject any approach or terminate discussions with any interested party at any time.

Shareholders are advised that this announcement does not represent a firm intention by any party to make an offer under Rule 2.7 of the Takeover Code and there can be no certainty that any offers will be made as a result of the Formal Sale Process, that any sale, strategic investment or other transaction will be concluded, nor as to the terms on which any offer, strategic investment or other transaction may be made.

Following this announcement, the Company is now considered to be in an Offer Period as defined in the Takeover Code, and the dealing disclosure requirements set out below will apply.

Further announcements will be made in due course.

Financing Discussions

As part of a review of funding options currently being explored, the directors of Renalytix (the “Board”) are considering possible sources of funding, including equity and debt. The Company is in advanced discussions with certain existing shareholders as well as potential new equity and debt providers.

The Company has cash on hand of $2.3 million and marketable securities of approximately $1.4 million as at 3 March 2024. As reported on February 15, 2024, operating cost reductions commenced during the fiscal second quarter continued with a fiscal third quarter cash burn target approximately 33% less than in the prior quarter and approximately 50% less than in the first quarter of fiscal 2024. The Company expects existing cash resources to finance the business through April 2024, foregoing the possible Sale of the Company and/or its assets, or successful completion of the advanced financing activities noted above.

For further information, please contact:

Renalytix plc James McCullough, CEO	www.renalytix.com Via Walbrook PR

Stifel (Nomad and Joint Broker to Renalytix) Nicholas Moore / Nick Harland / Samira Essebiyea	Tel: 020 7710 7600

Investec Bank plc (Joint Broker) Gary Clarence / Shalin Bhamra	Tel: 020 7597 4000

Walbrook PR Limited Paul McManus / Alice Woodings / Charlotte Edgar	Tel: 020 7933 8780 or renalytix@walbrookpr.com Mob: 07980 541893 / 07407 804654 / 07884 664686

CapComm Partners Peter DeNardo	Tel: 415-389-6400 or investors@renalytix.com

Inside Information

This announcement contains inside information for the purposes of Article 7 of Regulation (EU) No 596/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018. The person responsible for arranging the release of this announcement on behalf of Renalytix plc is James McCullough.

About Renalytix

Renalytix (NASDAQ: RNLX) (LSE: RENX) is an in-vitro diagnostics and laboratory services company that is the global founder and leader in the new field of bioprognosis™ for kidney health. The leadership team, with a combined 200+ years of healthcare and in-vitro diagnostic experience, has designed its KidneyIntelX laboratory developed test to enable risk assessment for rapid progressive decline in kidney function in adult patients with T2D and early CKD (stages 1-3). We believe that by understanding how disease will progress, patients and providers can take action early to improve outcomes and reduce overall health system costs. For more information, visit www.renalytix.com.

Important information

This announcement is not intended to, and does not, constitute or form part of any offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities whether pursuant to this announcement or otherwise.

This announcement (including any information incorporated by reference in this announcement) contains statements about the Company that are or may be deemed to be forward looking statements. Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “aims”, “intends”, “will”, “may”, “anticipates”, “estimates”, “projects” or words or terms of similar substance or the negative thereof, may be forward looking statements.

These forward-looking statements are not guarantees of future performance. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. Many factors could cause actual results to differ materially from those projected or implied in any forward-looking statements. Due to such uncertainties and risks, readers should not rely on such forward-looking statements, which speak only as of the date of this announcement. The Company disclaims any obligation or responsibility to update publicly or review any forward-looking or other statements contained in this announcement, except as required by applicable law.

The distribution of this announcement in jurisdictions outside the United Kingdom may be restricted by law and therefore persons into whose possession this announcement comes should inform themselves about, and observe, such restrictions. Any failure to comply with the restrictions may constitute a violation of the securities law of any such jurisdictions.

Important Takeover Code notes

There can be no certainty that an offer(s) will be made, nor as to the terms of any offer, and thus whether any offer will be completed.

Notice related to financial adviser

Stifel Nicolaus Europe Limited (“Stifel”), which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting as Financial Adviser exclusively for Renalytix Plc and no one else in connection with the matters set out in this announcement and will not regard any other person as its client in relation to the matters in this announcement and will not be responsible to anyone other than Renalytix Plc for providing the protections afforded to clients of Stifel, nor for providing advice in relation to any matter referred to herein.

Disclosure requirements of the Takeover Code

Under Rule 8.3(a) of the Takeover Code, any person who is interested in one per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified.

An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in one per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Rule 2.9 information

In accordance with Rule 2.9 of the Takeover Code, Renalytix confirms that as at the close of business on 01 March 2024 its issued share capital consisted of 99,930,156 ordinary shares of 0.25 pence each. The International Securities Identification Number for Renalytix’s ordinary shares is GB00BYWL4Y04.

Publication on a website

In accordance with Rule 26.1 of the Takeover Code, a copy of this announcement will be made available (subject to certain restrictions relating to persons resident in restricted jurisdictions) on Renalytix’s website at https://investors.renalytixai.com/investors by no later than 12 noon (London time) on the first business day following the date of this announcement. For the avoidance of doubt, the content of the website referred to in this announcement is not incorporated into and does not form part of this announcement.